RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE DIVERSIFIED BOND FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS
                                      AFFIRMATIVE                WITHHOLD
Kathleen Blatz                      1,518,639,338.21           43,630,439.78

Arne H. Carlson                     1,515,446,110.81           46,823,667.18

Patricia M. Flynn                   1,519,108,255.53           43,161,522.46

Anne P. Jones                       1,516,147,262.18           46,122,515.81

Jeffrey Laikind                     1,517,730,845.61           44,538,932.38

Stephen R. Lewis, Jr.               1,519,049,064.14           43,220,713.85

Catherine James Paglia              1,519,553,801.94           42,715,976.05

Vikki L. Pryor                      1,518,830,533.98           43,439,244.01

Alan K. Simpson                     1,512,374,955.08           49,894,822.91

Alison Taunton-Rigby                1,519,190,537.04           43,079,240.95

William F. Truscott                 1,517,779,034.30           44,490,743.69

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

         AFFIRMATIVE             AGAINST          ABSTAIN       BROKER NON-VOTES
       1,486,115,060.47       45,754,383.36    30,255,422.16       144,912.00

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

         AFFIRMATIVE             AGAINST          ABSTAIN       BROKER NON-VOTES
       1,495,698,657.77       35,595,619.56    30,830,588.66       144,912.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

              AFFIRMATIVE          AGAINST          ABSTAIN        BROKER NON-VOTES
            1,482,073,977.08    41,740,084.28    38,310,804.63        144,912.00

TEN PERCENT LIMITATION IN SINGLE   ISSUER

              AFFIRMATIVE          AGAINST          ABSTAIN        BROKER NON-VOTES
            1,484,905,329.37    43,554,189.37    33,665,347.25        144,912.00

LENDING

              AFFIRMATIVE          AGAINST          ABSTAIN        BROKER NON-VOTES
            1,471,450,522.18    51,940,401.04    38,733,942.77        144,912.00

BORROWING

              AFFIRMATIVE          AGAINST          ABSTAIN        BROKER NON-VOTES
            1,472,038,725.40    51,939,088.79    38,147,051.80        144,912.00